UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2006

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

b. John W. Creer, since 1996 a Class A Director of FBL Financial Group, Inc., notified the Company March 15, 2006 that he would resign from the Board of Directors effective June 30, 2006. Mr. Creer recently retired as the President and Chief Executive Officer of Farm Management Company, the international agricultural real estate holding and management company wholly owned by the Church of Jesus Christ of Latter-day Saints (Mormon). Mr. Creer and his wife have accepted an 18 month assignment as Church Service Missionaries in Hong Kong, beginning in July 2006. Because of the distance and duration of the assignment, Mr. Creer determined it was appropriate to resign from the Board. The Corporate Governance and Class A Nominating Committee is expected to nominate a candidate for election by the Board to fill this vacancy at or shortly after June 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

March 16, 2006	By:	Stephen M. Morain

Name: Stephen M. Morain
Title: Senior Vice President and General Counsel